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Telemonde Inc.
230 Park Avenue, 10th Floor
New York, NY 10169
www.telemonde.com

                       For Investor Information Contact:
                       ---------------------------------
                          Investor Communications Co.
                         800 419-5211 and 800 419-5311
                         or StockIR at www.stockir.com
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                                 NEWS RELEASE


             TELEMONDE, INC. ANNOUNCES FULL SEC REPORTING STATUS;
                       OTCBB RE-LISTING EXPECTED SHORTLY

NEW YORK--JULY 24, 2000--Telemonde, Inc. (NQBEQS:TLMD) announced that on July 7th, the SEC cleared comments on the Company's registration statement. In addition, the Company has filed a Form 8-K, which outlines the revisions made to the consolidated financial statements contained within Telemonde's Forms 10-K and 10-Q. Having cleared comments with the SEC, the Company now plans to have its common shares re-listed on the OTCBB as soon as possible and, when cleared by the NASD, the shares will again trade under the symbol "TLMD."

"We are pleased that we have met the conditions set out by the NASD OTCBB compliance group and the SEC and are now current in our filings," stated Kevin Maxwell, Chairman of Telemonde, Inc. "With the reporting process complete, management can refocus on executing the Company's business model and enhancing shareholder value."

All of Telemonde's filings, including the Form 8-K, Form 10-K, and Form 10-Q can be viewed at http://www.freeedgar.com.

Telemonde is a global communications company developing and operating high value international voice, data and Internet services through its network of IP (Internet protocol), voice and data infrastructure. Telemonde's operating subsidiaries include Equitel Communications Limited, which provides telecommunications route management and intelligent network services to emerging markets; and telemonde.net SA, which develops and sells telecommunications and Internet services to multimedia and Internet service providers.

Certain statements in this news release may constitute "forward-looking" statements within the meaning of section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ. The Company's Form 10-K for the fiscal year ended December 31, 1999 details many of the risks and uncertainties associated with these forward-looking statements.


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        Telemonde Inc. Is Quoted On The NQBEQS (Pink Sheets) as "TLMD"
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                             FOR IMMEDIATE RELEASE